EXHIBIT F

NO INTEREST IN THE COMPANY HAS BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR UNDER THE SECURITIES LAWS OF ANY STATE OR OTHER JURISDICTION. NO INTEREST MAY BE TRANSFERRED, SOLD, ASSIGNED, PLEDGED HYPOTHECATED OR OTHERWISE DISPOSED OF EXCEPT (A) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT AND THE RULES AND REGULATIONS IN EFFECT THEREUNDER AND ALL APPLICABLE STATE SECURITIES LAWS OR (B) PURSUANT TO AN AVAILABLE EXEMPTION FROM REGISTRATION UNDER OR OTHERWISE IN COMPLIANCE WITH, THE SECURITIES ACT AND ALL APPLICABLE STATE SECURITIES LAWS.

                                MADISON RUN, LLC

                             SUBSCRIPTION AGREEMENT


Madison Run, LLC
1331 H Street, N.W.
Washington D.C. 20005

Gentlemen:

         This Subscription Agreement ("Subscription Agreement") sets forth certain agreements and understandings between the undersigned subscriber (the "Subscriber") and Madison Run, LLC, a Delaware limited liability company (the "Company"), relating to Subscriber's subscription for and purchase of a membership interest in the Company, subject to the terms and conditions set forth in that certain Operating Agreement of the Company dated as of the date of this Subscription (the "LLC Agreement"), a copy of which has been previously provided to and reviewed by Subscriber.

         1. TERMS OF SUBSCRIPTION. Subscriber hereby subscribes for the membership interest indicated on the signature page hereto (the "Interest"). Subscriber understands and agrees that Subscriber's subscription, purchase and ownership of the Interest is subject to the terms of this Subscription Agreement and the LLC Agreement, and that, upon acceptance of such subscription by the Company (as evidenced solely by the execution of this Subscription Agreement by the Company's duly authorized representative), such subscription shall be irrevocable by Subscriber. Subscriber acknowledges and agrees that the Company may accept or reject such subscription in the Company's sole discretion.

         2. SUBSCRIBER REPRESENTATIONS AND WARRANTIES. In connection with Subscriber's subscription for, and purchase of, the Interest, Subscriber represents and warrants to the Company that:


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                  (a) Subscriber has such knowledge and experience in financial and business matters so as to be capable of evaluating and understanding, and has evaluated and understood, the merits and risks of an investment in the Company and the purchase of the Interest, and Subscriber has been given the opportunity (i) to obtain information and to examine documents relating to the Company, (ii) to ask questions of, and to receive answers from, the Company concerning the Company, the Company's business and the terms and conditions of this investment, and (iii) to obtain any additional information, to the extent the Company possesses such information or could acquire such information without unreasonable effort or expense, necessary to verify the accuracy of any information previously furnished. All such questions have been answered to Subscriber's full satisfaction, and all information and documents, records and books pertaining to this investment which Subscriber has requested have been made available to Subscriber.

                  (b) Subscriber is able to bear the substantial economic risks of Subscriber's investment in the Company and the purchase of the Interest in that, among other factors, Subscriber can afford to hold the Interest for an indefinite period and can afford a complete loss of Subscriber's investment in the Company.

                  (c) Subscriber is relying solely on Subscriber's own decision or the advice of Subscriber's own adviser(s) with respect to an investment in the Company and the purchase of the Interest, and has neither received nor relied on any communication from the Company, the Company's manager or officers or the Company's agents regarding any legal, investment or tax advice relating to an investment in the Company and the purchase of the Interest.

                  (d) Subscriber has had an opportunity to (i) read and understand the Subscription Agreement and the LLC Agreement and (ii) consult with Subscriber's adviser(s) or counsel regarding the operation and consequences of those provisions, and has considered the effect of those provisions on Subscriber.

                  (e) Subscriber recognizes that investments in the Company involve substantial risks in that, among other factors: (i) the Company has no operating history; (ii) the Company will be dependent upon the Company's General Manager (as such term is defined in the LLC Agreement) for all aspects of the management of the business; and (iii) there are substantial restrictions on transfer of the Interest and there will be no public market for the Interest; accordingly, it may not be possible to liquidate an investment in the Company in case of immediate need of funds or any other emergency, if at all. Subscriber understands such risks and has obtained sufficient information to evaluate the merits and risks of an investment in the Company and the purchase of the Interest.

                  (f) Subscriber confirms that none of the Company's agents have made any warranties concerning an investment in the Company, including, without limitation, any warranties concerning anticipated financial results, or the likelihood of success, of the Company.


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                  (g) Subscriber is acquiring the Interest for Subscriber's own account, for investment and not with a view to, or in connection with, any public offering or distribution of the same and without any present intention to sell the same at any particular event or circumstance. Subscriber has no agreement or other arrangement with any person to sell, transfer or pledge any part of the Interest subscribed for which would guarantee Subscriber any profit or against any loss with respect to the Interest.

                  (h) If Subscriber is an individual, Subscriber is a resident and domiciliary of the state specified on the signature page hereof, and has no present intention of becoming a resident of any other country, state or jurisdiction. If Subscriber is an entity, Subscriber has its principal office in the state specified on the signature page hereof.

                  (i) Subscriber understands that no federal, state or international agency has passed on or made any recommendation or endorsement of an investment in the Interest.

                  (j) Subscriber understands that the Interest has not been registered under the Securities Act of 1933, as amended, or applicable U.S. state securities laws or any securities laws of any other jurisdiction (the "Securities Laws"), and is being offered and sold under an exemption from registration provided by such laws and the rules and regulations thereunder and, therefore, the Interest cannot be resold unless subsequently registered under applicable securities laws or unless an exemption from such registration is available and Subscriber provides to the Company an opinion of counsel to the Company to the effect that the resale will not require registration of the Interest with under the Securities Laws. Subscriber also understands that the Company is under no obligation to register the Interest or any other ownership interest in the Company or to comply with any applicable exemption under any applicable securities laws with respect to the Interest or any other ownership interest in the Company.

                  (k) Subscriber does not hold any "plan assets," as defined in United States Labor Regulations, 29 CFR Section 2510.3-101.

                  (l) To inform the Company that the provisions of the Internal Revenue Code that require the Company to withhold tax for foreign persons do not apply, Subscriber hereby certifies the following:

                           1. Subscriber is not a nonresident alien for purposes of U.S. income taxation, or a foreign corporation, foreign partnership, foreign trust or foreign estate (as those terms are defined in the Internal Revenue Code and Treasury Regulations).

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                           2. Subscriber's social security number / U.S.
                           employer identification number is set forth on the signature page hereto.

                           3. Subscriber's address (individuals list home address; entities list office address) is set forth on the signature page hereto.

Subscriber hereby agrees that if he, she, or it becomes a nonresident alien or a foreign entity, he, she or it will notify the Company within sixty (60) days of doing so. Subscriber understands that this certification may be disclosed to the Internal Revenue Service by the Company and that any false statement contained herein could be punished by fine, imprisonment, or both.

                  (m) The representations and warranties of Subscriber set forth on the Confidential Investor Questionnaire attached hereto as Exhibit A and made a part hereof are accurate and complete.

         3. BINDING OPERATING AGREEMENT Subscriber hereby specifically accepts and adopts all of the terms and provisions of the LLC Agreement and agrees to be bound by the LLC Agreement upon the execution and delivery thereof.

         4. GENERAL PROVISIONS.

                  (a) This Subscription Agreement will be governed by and construed in accordance with the substantive laws of Delaware without regard to rules thereof relating to conflicts of laws.

                  (b) This Subscription Agreement and the LLC Agreement constitute the entire agreement between the parties with respect to the subject matter hereof and supersede all prior and contemporaneous agreements, understandings, and discussions of the parties, whether written or oral. This Subscription Agreement may be amended only by a writing executed by the parties.

                  (c) This Subscription Agreement shall survive Subscriber's death or dissolution and shall be binding upon Subscriber's successors, heirs, assignees, representatives and distributees.


                      [THIS SPACE INTENTIONALLY LEFT BLANK]

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         IN WITNESS WHEREOF, Subscriber has hereby executed this Subscription
Agreement as of this __ day of May, 2004.

Name of Subscriber (Name in which interest will be held):



Subscriber's signature:                       Co-Tenant (if applicable)
                                              signature:

X                                             X
 ------------------------------               ---------------------------------

If purchaser is an entity, state name and title of authorized signatory:

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--------------------------------------------

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If Subscriber is an individual, please indicate state of residence: ------------

If Subscriber is an entity, please indicate state of principal office: ---------

Mailing Address:                              E-Mail Address:
--------------------------------------------

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Attn:
     -------------------------------

Social Security Number / U.S. Employer Identification Number: -----------------

Capital Contribution:  $
                        --------------------

Percentage: --------------------------------




ACCEPTED:

MADISON RUN, LLC,                                 Date:__________________ , 2004
   a Delaware limited liability company


By:
    --------------------------------
Name:
Title:




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                                    Exhibit A

                                MADISON RUN, LLC
                       CONFIDENTIAL INVESTOR QUESTIONNAIRE
                       -----------------------------------

         In connection with Subscriber's subscription for an Interest in the Company, Subscriber hereby represents and warrants that the answers set forth below are true and correct as of the date of Subscriber's Subscription Agreement. ALL INFORMATION IN RESPONSE TO THIS QUESTIONNAIRE WILL BE KEPT STRICTLY CONFIDENTIAL. Subscriber agrees to furnish such additional information as is reasonably necessary in order to verify the answers set forth below.

         Subscriber represents and warrants that he, she or it comes within one of the categories marked below, and that for any category marked, he, she or it has truthfully set forth the factual basis or reason Subscriber comes within that category.

Please mark each applicable box:

[ ] Subscriber is a natural person (not a partnership, corporation, etc.) whose individual net worth, or joint net worth with his or her spouse, presently exceeds $1,000,000. In calculating net worth you may include equity in personal property and real estate, including your principal residence, cash, short-term investments, stock and securities. Equity in personal property and real estate should be based on the appraised fair market value of such property less debt secured by such property.

[ ] Subscriber is a natural person (not a partnership, corporation, etc.) who had an income in excess of $200,000 in each of the two most recent years, or joint income with his or her spouse in excess of $300,000 in each of those years (in each case including foreign income, tax exempt income and the full amount of capital gains and losses, but excluding any income of other family members and any unrealized capital appreciation) and has a reasonable expectation of reaching the same income level in the current year.

[ ]  Subscriber is an executive officer or director of Madison Run, LLC.

[ ] Subscriber is an entity all the equity owners of which are "accredited investors" within one or more of the above categories.